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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Check the appropriate box:
[X]    Preliminary Information Statement
[ ]    CONFIDENTIAL - FOR USE OF THE COMMISSION ONLY
       (AS PERMITTED BY RULE 14A-5(d)(2))
[ ]    Definitive Information Statement


                         American IR Technologies, Inc.
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                (Name of Registrant as Specified in its Charter)


                                   REGISTRANT
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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                         AMERICAN IR TECHNOLOGIES, INC.
                           330 EAST WARM SPRINGS ROAD
                             LAS VEGAS, NEVADA 89119

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       NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS TO BE EFFECTIVE
                               NOVEMBER 18, 2002

Dear Stockholder:

         American IR Technologies, Inc. (the "Company" or "ATLI") notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following by written consent in lieu of a special meeting, to be effective November 18, 2002:

         1. Elect to dismiss Stark Winter Schenkein & Co., LLP as the Company's principal certifying accountants;

         2. Elect to engage CFO Advantage, Inc. as the Company's new principal certifying accountants;

         3. Vote to amend ATLI's Articles of Incorporation to increase the number of shares of authorized common stock from 20,000,000 shares, par value $0.001 per share, to 150,000,000 shares and preferred stock from 5,000,000 shares, par value, to 30,000,000 shares;

         4. Vote to change the name of the Company from American IR Technologies, Inc. to American Product Corporation; and

         5. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

         The Information Statement is first being mailed to stockholders of ATLI on or about October 29, 2002. Only beneficial stockholders of record at the close of business on October 29, 2002 will be entitled to receive the Information Statement. These actions will not be effective until November 18, 2002. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                         /S/ RONALD A. RYAN
                                         ------------------
                                         Ronald A. Ryan, Chief Executive Officer

Las Vegas, Nevada
October 29, 2002

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                         AMERICAN IR TECHNOLOGIES, INC.
                           330 EAST WARM SPRINGS ROAD
                             LAS VEGAS, NEVADA 89119

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                              INFORMATION STATEMENT

                               GENERAL INFORMATION

         This information statement is being furnished to beneficial holders of the common stock of American IR Technologies, Inc. ATLI will bear the cost of preparing and sending out this information statement. Due to capital limitations, this information statement will be provided to beneficial shareholders of record as of October 29, 2002 via regular postal mail. If you are not a beneficial shareholder of ATLI's common stock, management will provide you with a copy of this information statement upon written request.

                         DISSENTERS' RIGHT OF APPRAISAL

         The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed action.

                                   PROPOSAL I

                 DISMISSAL OF STARK WINTER SCHENKEIN & CO., LLP

         The Company has hereto engaged the services of Stark Winter Schenkein & Co., LLP as its certifying principal accountant, since the period covered by the audited financial statements as of December 31, 2000, incorporated in the Company's annual report of Form 10-KSB filed on or about May 18, 2001.

         At this time the Board of Directors has recommended, and persons owning the majority of the voting power of ATLI intend, to adopt resolutions to dismiss Stark Winter Schenkein & Co., LLP as the Company's principal certifying accountant. Representatives of Stark Winter Schenkein & Co., LLP are not expected to be present at the meeting of shareholders. No opportunity has been provided, and is not expected to be provided, to the accountants whereby they will be afforded the opportunity to make a statement on their behalf.

         During the Company's most recent two fiscal years and during any subsequent interim periods preceding the date of this information statement, the Company has had no disagreements with Stark Winter Schenkein & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the registrant's Form 10-QSB for the period ended March 31, 2002 was $22,379.98.

                                   PROPOSAL II

        ENGAGE CFO ADVANTAGE, INC. AS THE COMPANY'S PRINCIPAL ACCOUNTANTS

         The Board of Directors has recommended, and persons owning the majority of the voting power of ATLI intend, to adopt resolutions to engage CFO Advantage, Inc. as the Company's principal certifying accountant.

         During the most recent two fiscal years and during any subsequent interim periods preceding the date of this information statement, the registrant has not consulted CFO Advantage, Inc. regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). To the knowledge of the Company, at no time has CFO Advantage, Inc. had any direct or indirect financial interest in or any connection with the Company.

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         Representatives of CFO Advantage, Inc. are not expected to be present at the meeting of shareholders. No opportunity has been provided, and is not expected to be provided, to the accountants whereby they will be afforded the opportunity to make a statement on their behalf.

         If the stockholders approve the proposed engagement, the Board of Directors will immediately pursue the review of financial statements for the quarters ended June 30, 2002 and September 30, 2002. Such financial statements will be incorporated into quarterly reports of Form 10-QSB for such same periods to bring ATLI current in its reporting obligations under the Securities Exchange Act of 1934, as amended.

                                  PROPOSAL III

                           INCREASE AUTHORIZED CAPITAL

         ATLI's Articles of Incorporation, as currently in effect, authorizes ATLI to issue up to 20,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company seeks approval to amend the Articles in order to increase the number of shares of common stock authorized for issuance under the Articles to a total of 150,000,000 shares. Additionally, the Company seeks approval to amend the Articles in order to increase the number of shares of preferred stock authorized for issuance under the Articles to a total of 30,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State.

         The Board of Directors believes that it is in ATLI's and ATLI's stockholders' best interests to authorize the Amendment to the Articles to increase the availability of additional authorized but unissued capital stock to provide ATLI with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes.

         The Board of Directors believes that the proposed increase in authorized capital will make a sufficient number of shares available, should ATLI decide to use its shares for one or more of such previously mentioned purposes or otherwise. ATLI reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

         If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of stock without further vote of the stockholders of ATLI, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of ATLI are then listed. Under ATLI's Articles, ATLI's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by ATLI, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of ATLI in order to maintain their proportionate ownership of ATLI's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

         In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of ATLI by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of ATLI and our stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for ATLI's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting ATLI's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of ATLI's business. However, the Board of Directors is not aware of any attempt to take control of ATLI and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

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                                   PROPOSAL IV

                         CHANGE THE NAME OF THE COMPANY

         The Board of Directors has recommended, and persons owning the majority of the voting power of ATLI intend, to file an amendment to the Articles of Incorporation to change the name of the Company to "American Product Corporation." If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State.

         The decision to change the name of the Company to American Product Corporation was based on the desire of management for the name of the Company to more accurately reflect the Company's broadened business purpose.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         The following table shows how much ATLI common stock is owned as of October 29, 2002 by each Director, each executive officer and each beneficial shareholder. As of October 29, 2002, we are not aware of any other stockholders owning 5% or more of ATLI's common stock. The aggregate number of common shares issued and outstanding of ATLI as of October 29, 2002 was 19,984,107.

               Name                     Number of Shares Owned  Percent of Class
--------------------------------------  ----------------------  ----------------

EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------

Ronald A. Ryan                                 6,003,000              30.04%

All officers and directors as a group          6,003,000              30.04%

5% OR GREATER SHAREHOLDERS
--------------------------

James A. Connolly III                          1,000,000               5.00%
Gerald Peatz                                   1,113,208               5.57%

         Additionally, the following table shows how much ATLI preferred stock is owned as of October 29, 2002 by each holder of preferred stock. The aggregate number of preferred shares issued and outstanding of ATLI as of October 29, 2002 was 4,945,680.

               Name                     Number of Shares Owned  Percent of Class
--------------------------------------  ----------------------  ----------------

Class A Preferred Stock
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Ronald A. Ryan                                  1,442,000             74.11%
Gerald Peatz                                      503,680             25.89%

Class B Preferred Stock
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Ronald A. Ryan                                 1,000,000(2)           33.33%
R. A. Moss                                     2,000,000(2)           66.66%

Notes:

1. "Class A" Preferred Stock, which hold the following characteristics:

         o        Cumulative with a stated dividend rate of 6%
         o        Two votes for each share
         o Convertible into 1.6 shares of common stock per share of preferred
         o        stock after July 1, 2002 at the holder's request

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2. "Class B" Preferred Stock, which hold the following characteristics:

         o        Do not pay dividends
         o        Five votes for each share
         o Convertible into two shares of common stock per share of preferred stock after January 31, 2002 at the holder's request.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Multiple shareholders sharing an address will receive only one annual report unless we receive contrary instructions from one or more of the security holders. We shall undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

         Security holders may contact the Company at 330 East Warm Springs Road, Las Vegas, Nevada 89119. The Company can also be reach via telephone at (702) 215-6455.


                                  OTHER MATTERS

         Management does not know of any business other than referred to in this information statement which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                         American IR Technologies, Inc.
                                         By order of the Board of Directors

                                         /S/ RONALD A. RYAN
                                         ------------------
                                         Ronald A. Ryan, Chief Executive Officer

Las Vegas, Nevada
October 29, 2002


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